UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 28, 2025, Broadway Financial Corporation (the “Company”) received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the periodic financial reporting requirements set forth in Nasdaq Listing Rule 5250(c)(1) (“Rule 5250(c)(1)”) for continued listing on The Nasdaq Capital Market because its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Form 10-Q”) was not filed within the time period prescribed by the Securities and Exchange Commission rules.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq and the Company currently expects to regain compliance in the near future.

The Company was unable to timely complete and file the Form 10-Q because it requires additional time to determine the value of a Securities Purchase Option Agreement affording the Company the right, subject to certain conditions, to repurchase its Series C Preferred Stock issued to the U.S. Treasury under the Emergency Capital Investment Program.  In addition, the Company requires additional time to address the fair value measurements disclosure. Further, the Company’s independent registered public accounting firm, Crowe LLP, requires additional time to complete its review procedures for the Form 10-Q relating to the Company’s disclosure controls and procedures.

The Notice states that the Company has 60 calendar days from May 28, 2025, to submit to Nasdaq a plan to regain compliance with Rule 5250(c)(1). The Company intends to submit a plan to regain compliance within the 60-day period. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date, or until November 17, 2025, for filing the Form 10-Q to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company plans to file the Form 10-Q as promptly as reasonably practicable and prior to the 60-day deadline for submitting a compliance plan to Nasdaq.

Item 7.01	Regulation FD Disclosure.

On June 2, 2025, the Company issued a press release regarding its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 and Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing to this Current Report.

Cautionary Statement Regarding Forward-Looking Information

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s beliefs and expectations relating to the submission of its plan to regain compliance with Rule 5250(c)(1) and the filing of the Form 10-Q. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this report. Such risks include, among others, Nasdaq rejecting the Company’s plan to regain compliance or a material delay in the Company’s financial reporting. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.
99.1	Press Release, dated June 2, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2025	BROADWAY FINANCIAL CORPORATION

	By:	/s/ Zack Ibrahim
Name: Zack Ibrahim
Title: Chief Financial Officer